Exhibit 10.1

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO

SALES AGREEMENT

November 8, 2013

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated October 5, 2012, including the Schedules thereto (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), pursuant to which the Company could sell through CF&Co, as sales agent, up to $30,000,000 of shares of common stock, par value $0.001 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. CF&Co and the Company agree as follows:

A.     Amendments to Sales Agreement. The Sales Agreement is amended as follows, effective as of the date hereof:

1.    The first sentence of Section 1 of the Sales Agreement is hereby deleted and replaced in its entirety with the following:

“The Company agrees that, from time to time after November 8, 2013 and during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may offer and sell through the Agent, shares (the “Placement Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000, and such amount of Placement Shares available for offer and sale are in addition to any offer and sales of shares remaining unsold under this Agreement pursuant to the Prospectus Supplement dated October 5, 2012, subject to any limitations set forth in Section 5(e) hereof (the “Maximum Amount”).”

2.    Schedule 1 is amended by adding the words “as amended on November 8, 2013” immediately after “October 5, 2012”.

3.    Schedule 3 shall be amended by adding under The Agent at the bottom:

“With copies to:

CFControlledEquityOffering@cantor.com”

4.     The first sentence of the Form of Representation Date Certificate attached as Exhibit 7(l) is amended to add “as amended on November 8, 2013” after “October 5, 2012.”

B.    Prospectus Supplement. The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within two (2) Business Days of the date hereof.

C.    No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Michael Hunkapiller
Name: Michael Hunkapiller Title: President and Chief Executive Officer

ACCEPTED as of the date first above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name: Jeffrey Lumby Title: Senior Managing Director